         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, I.E., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------
                               GIVE THE
                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT       NUMBER OF--
-------------------------------------------------
1.         An individual's     The individual
           account
2.         Two or more         The actual owner
           individuals (joint  of the account or,
           account)            if combined funds,
                               the first
                               individual on the
                               account(1)
3.         Husband and wife    The actual owner
           (joint account)     of the account or,
                               if joint funds,
                               either person(1)
4.         Custodian account   The minor(3)
           of a minor
           (Uniform Gift to
           Minors Act)
5.         Adult and minor     The adult or, if
           (joint account)     the minor is the
                               only contributor,
                               the minor(1)
6.         Account in the      The ward, minor,
           name of guardian    or incompetent
           or committee for a  person(3)
           designated ward,
           minor, or
           incompetent person
7.         a. The usual        The grantor-
             revocable         trustee(1)
             savings trust
             account (grantor
             is also trustee)
7          b. So-called trust  The actual
             account that is   owner(4)
             not a legal or
             valid trust
             under State law
8.         Sole                The owner(4)
           proprietorship
           account
-------------------------------------------------

                               GIVE THE
                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT       NUMBER OF--
-------------------------------------------------
9.         A valid trust,      The legal entity
           estate, or pension  (Do not furnish
           trust               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless the
                               legal entity
                               itself is not
                               designated in the
                               account title.)(5)
10.        Corporate account   The corporation
11.        Religious,          The organization
           charitable, or
           educational
           organization
           account
12.        Partnership         The partnership
           account held in
           the name of the
           partnership
13.        Association, club,  The organization
           or other
           tax-exempt
           organization
14.        A broker or         The broker or
           registered nominee  nominee
15.        Account with the    The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district, or
           prison) that
           receives
           agricultural
           program payments

-------------------------------------------
-------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.

(5) List first and circule the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER:

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entites), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on AI.I, payments include the following:

    - A corporation.

    - A financial institution

    - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

    - The United States or any agency or instrumentalities.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a) of the Code.

    - An exempt charitable remainder trust, or non-exempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated therein.

    PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, diviends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES:

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING-- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.